SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 28, 2003

Date of Report (Date of earliest event reported)

MANTECH INTERNATIONAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-49604	22-1852179
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12015 Lee Jackson Highway, Fairfax, VA 22033

(Address of principal executive offices)

(703) 218-6000

(Registrant’s telephone number, including area code)

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS.

As previously reported on Form 8-K filed with the Securities and Exchange Commission on March 14, 2003, on February 28, 2003, ManTech International Corporation, a Delaware corporation (“ManTech”), announced that its acquisition by way of merger of Integrated Data Systems Corporation had closed. As a result of the merger, Integrated Data Systems Corporation became a wholly owned subsidiary of ManTech. This Form 8-K/A is being filed to report that after final calculations, it was determined that no financial statements pursuant to Item 7 below are required to be filed.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)	Financial Statements of Business Acquired.

Financial statements otherwise provided pursuant to Item 7(a)(1) are not required for this transaction pursuant to Articles 3 and 11 of Regulation S-X (specifically § 210.3-05 and Reg. § 210.11-01).

(b)	Pro Forma Financial Information.

Pro forma financial information otherwise provided pursuant to this Item 7(b)(1) is not required for this transaction pursuant to Articles 3 and 11 of Regulation S-X (specifically § 210.3-05 and Reg. § 210.11-01).

(c)	Exhibits

2.1

*Agreement and Plan of Merger, by and among Integrated Data Systems Corporation, the shareholders of Integrated Data Systems Corporation, ManTech Kappa Corporation, and ManTech International Corporation, dated February 24, 2003. Pursuant to Item 601(b)(2) of Regulation S- K, the exhibits and schedules to the Agreement and Plan of Merger are omitted. A list of such exhibits and schedules appears in the table of contents to the Agreement and Plan of Merger.

99.1	*Press Release regarding the signing of the Agreement and Plan of Merger dated February 24, 2003.

99.2	*Press Release regarding completion of the acquisition dated February 28, 2003.

*Incorporated by reference to ManTech’s Current Report on Form 8-K dated February 28, 2003 filed on March 14, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfax in the Commonwealth of Virginia, on this 13th day of May, 2003.

MANTECH INTERNATIONAL CORPORATION

/s/ JOHN A. MOORE, JR.
Name:	John A. Moore, Jr.
Title:	Executive Vice President, Chief Financial Officer, Treasurer and Director